Exhibit 99.1

Letter of Transmittal To Tender New York Registry Shares of
Royal Dutch Petroleum Company
(N.V. Koninklijke Nederlandsche Petroleum Maatschappij)
Pursuant to the Prospectus dated May [●], 2005 by
Royal Dutch Shell plc,
to exchange for every New York Registry Share of Royal Dutch Petroleum Company
one Class A American Depositary Share of Royal Dutch Shell plc

A. ☐	Mark this box to tender and exchange ALL of your Royal Dutch Petroleum Company shares for new Royal Dutch Shell plc shares.

B. ☐	Mark this box to tender and exchange a portion of your Royal Dutch Petroleum Company shares for new Royal Dutch Shell plc shares. (Indicate the number of shares below)

C. ☐	Mark this box if you want to change the Ownershiip of your new Royal Dutch Shell plc ADSs, have Special Delivery Instructions, or wish to change your current Address of Record. (see the reverse of this form)

Please sign and date this Letter of Transmittal.

Date

Stockholder sign here

Co-owner sign here

By signing this form, I certify under penalties of perjury, that the Tax ID Number below is accurate for IRS W-9 purposes and that I am not and have not been notified by the Internal Revenue Service that I am subject to back-up withholding.

Taxpayer Identification or Social Security Number

Daytime Telephone #

Evening Telephone #

Please return all share certificates with this Letter of Transmittal in the enclosed envelope. Do not sign your certificates.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

ON JULY 18, 2005, UNLESS THE OFFER IS EXTENDED.

Sign and date the Letter of Transmittal, confirming that you have read the “Important Tender Information” on the reverse. If you are acting in a fiduciary or representative capacity, please indicate so when signing and submit proper evidence of your authority to act as such.

Please return the Letter of Transmittal and Royal Dutch NY Registry Shares to JPMorgan Chase Bank, N.A. (“JPMorgan”), c/o EquiServe Corporate Reorganization, P.O. Box 859208, Braintree, MA 02185-9208.

Shares Tendered (Attach Additional Signed List if Necessary)

Share Certificate Number(s)*	Total Number of Shares	Share Certificate Number(s)*	Total Number of Shares

Fractional
* Need not be completed if shares tendered are book-entry.	Full Shares		Shares

Total number of shares I wish to tender and exchange: (Use this section if Box B above has been marked)
.

IMPORTANT TENDER INFORMATION

The signor hereby represents and warrants that the signor has full power and authority to tender, sell, assign and transfer the tendered Royal Dutch NY Registry Shares (and any and all other Royal Dutch NY Registry Shares or other securities or rights issued or issuable in respect thereof on or after July 18, 2005) and, when the same are accepted for payment by Royal Dutch Shell, Royal Dutch Shell will acquire good title thereto, free and clear of all liens, restrictions, claims and encumbrances and the same will not be subject to any adverse claim. The signor will, upon request, execute any additional documents deemed by the U.S. exchange agent or Royal Dutch Shell to be necessary or desirable to complete the sale, assignment and transfer of the tendered Royal Dutch NY Registry Shares (and any such other Royal Dutch NY Registry Shares or other securities or rights).

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Prospectus, this tender is irrevocable.

Upon the terms of the Offer, subject to, and effective upon, acceptance for payment of, and payment for, the Royal Dutch NY Registry Shares tendered herewith in accordance with the terms of the Offer, the signor hereby sells, assigns and transfers to, or upon the order of, Royal Dutch Shell all right, title and interest in and to all the Royal Dutch NY Registry Shares that are being tendered hereby (and any and all other Royal Dutch NY Registry Shares or other securities or rights issued or issuable in respect thereof on or after July 18, 2005) and irrevocably constitutes and appoints JPMorgan Chase Bank, N.A. (the “U.S. Exchange Agent”), the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned’s rights with respect to such Royal Dutch NY Registry Shares (and any such other Royal Dutch NY Registry Shares or securities or rights), (a) to deliver such Royal Dutch NY Registry Shares, and any other securities or rights, or transfer ownership of such securities on the account books maintained by the book-entry transfer facility together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, Royal Dutch Shell, (b) to present such securities for transfer on Royal Dutch’s books and (c) to receive all benefit and otherwise exercise all rights of beneficial ownership of such securities, all in accordance with the terms of the Offer.

The signor understands that the valid tender of Royal Dutch NY Registry Shares pursuant to any of the procedures described in the Prospectus and in the Instructions hereto will constitute a binding agreement between the undersigned and Royal Dutch Shell upon the terms and subject to the conditions of the Offer. The undersigned recognizes that under certain circumstances set forth in the Prospectus, Royal Dutch Shell may not be required to accept for payment any of the Royal Dutch NY Registry Shares tendered hereby.

BAR
CODE

☐	CHECK HERE IF TENDERED ROYAL DUTCH NY REGISTRY SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE U.S. EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

Name(s) of Registered Holders(s)

Date of Execution of Notice of Guaranteed Delivery

Name of institution that Guaranteed Delivery

If delivered by Book-Entry Transfer, check box:     ☐

Name of Tendering institution

Account Number at Book-Entry Transfer Facility

Transaction Code Number

CHANGE OF OWNERSHIP

Name
(Please Print First, Middle & Last Name)	Signature(s)	(All Joint Owners must sign)

Address
(Number and Street)	Name of qualified financial institution

(City, State & Zip Code)

(Tax Identification or Social Security Number)	Medallion Signature Guarantee

Please follow these instructions and complete the “Change of Ownership” box above and mark box C on the front of this Letter of Transmittal.

1.	If you want to change the ownership of the Royal Dutch Shell plc ADSs to which you will be entitled, provide the exact name, address, and Tax Identification or Social Security Number of the new owner in the “Change of Ownership” box above. If you are transferring ownership to more than one account, please list the information on a separate sheet.

2.	Sign the “Change of Ownership” box above exactly as the name(s) currently appear in the registration. Signatures must be Medallion Signature Guaranteed.

(A Medallion Signature Guarantee may be executed by an eligible commercial or savings bank, trust company, credit union or brokerage firm. A Notary Public seal is not acceptable.)

3.	Return this Letter of Transmittal and all Royal Dutch NY Registry Shares issued in your name.

Special Mailing Instructions

Complete ONLY if mailing to someone other than the undersigned or if mailing to the undersigned at an address other than that shown on the reverse.

Mail new ADSs to: (please print)

Name

Address

Address Change

Complete if you wish to indicate a change of address. Please be sure to mark the corresponding box on the reverse.

My (Our) new address is: (please print)

Information for Stockholders with Lost Certificates

If any certificate(s) representing Royal Dutch NY Registry Shares have been lost, destroyed or stolen, the holder should promptly notify JPMorgan at 1-800-556-8639. The holder will then be instructed as to the steps that must be taken in order to replace the certificate(s). This Letter of Transmittal and related documents can not be processed until the procedure for replacing the lost or destroyed certificates has been followed.

General Questions

If you have any questions regarding how to complete the Letter of Transmittal, please contact JPMorgan at 1-800-556-8639.

INSTRUCTIONS TO

Letter of Transmittal

To
Tender New York Registry Shares
of
Royal Dutch Petroleum Company
(N.V. Koninklijke Nederlandsche Petroleum Maatschappij)

Pursuant to the Prospectus dated May [●], 2005

by
Royal Dutch Shell plc,
to exchange for every New York Registry Share of Royal Dutch Petroleum Company one Class A American Depositary Share of Royal Dutch Shell plc

Introduction

      All Royal Dutch Shell ADSs will be issued in book-entry form as part of the direct registration system maintained by JPMorgan Chase Bank, N.A., as depositary, for the Royal Dutch Shell ADSs. Please consult Instruction 12 below for a description of the direct registration system and if you wish to receive certificates for your Royal Dutch Shell ADSs in certificated form.

      The enclosed Letter of Transmittal is to be used either if (a) certificates for Royal Dutch NY Registry Shares (as defined below) are to be forwarded therewith, (b) if your Royal Dutch NY Registry Shares are held on the books of JPMorgan Chase Bank, as transfer agent, in book-entry form or (c) unless an Agent’s Message (as defined in Instruction 2 below) is utilized, if delivery of Royal Dutch NY Registry Shares is to be made by book-entry transfer to an account maintained by the U.S. exchange agent at the book-entry transfer facility.

      DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE U.S. EXCHANGE AGENT.

      IF ANY OF THE CERTIFICATES REPRESENTING ROYAL DUTCH NY REGISTRY SHARES THAT YOU OWN HAVE BEEN LOST OR DESTROYED, SEE INSTRUCTION 11.

      Holders whose certificates for Royal Dutch NY Registry Shares (“Royal Dutch NY Registry Share Certificates”) are not immediately available or who cannot deliver either the certificates for, or a book-entry confirmation with respect to, their Royal Dutch NY Registry Shares, and all other documents required hereby to the U.S. exchange agent prior to the expiration date must tender their Royal Dutch NY Registry Shares in accordance with “THE OFFER — Guaranteed Delivery Procedures” in the Prospectus. See Instruction 13.

      If one or more of the Offer conditions described in the Prospectus is not fulfilled, Royal Dutch Shell may, from time to time, and with the prior written consent of Royal Dutch and The “Shell” Transport and Trading Company, p.l.c., extend the period of time during which the Offer is open until all the conditions listed in the Prospectus have been satisfied or waived. If Royal Dutch Shell extends the period of time during which the Offer is open, the Offer will expire at the latest time and date to which Royal Dutch Shell extends the Offer.

      You will have the right to withdraw tendered Royal Dutch NY Registry Shares prior to the expiration date of the Offer. Once the Offer has expired, you will not be able to withdraw any Royal Dutch NY Registry Shares, or any of Royal Dutch ordinary shares, that you have tendered. Royal Dutch Shell will not be able to determine if all the conditions to the scheme of arrangement have been satisfied or waived until the order sanctioning the scheme of arrangement has been registered by the Registrar of Companies of

England and Wales, which is expected to occur on July 20, 2005. Consequently, you will not be able to withdraw your tendered Royal Dutch NY Registry Shares during the period between the expiration date of the Offer and the date of the registration of the order sanctioning the scheme of arrangement. Further, Royal Dutch Shell will not be obligated to accept tendered Royal Dutch NY Registry Shares unless the order has been registered by the Registrar of Companies of England and Wales.

      Royal Dutch Shell may declare the Offer unconditional if all of the Offer conditions are satisfied or, if permitted, waived. If the Offer is declared unconditional, Royal Dutch Shell reserves the right to provide a subsequent offering period of up to 15 Euronext Amsterdam trading days, but in no event more than 20 U.S. business days, in length following the date the offer is declared unconditional. A subsequent offering period is an additional period of time, following the date the offer is declared unconditional, during which any holder of Royal Dutch NY Registry Shares may tender Royal Dutch NY Registry Shares not tendered in the Offer. A subsequent offering period is not an extension of the Offer, and Royal Dutch NY Registry Shares previously tendered and accepted for exchange in the Offer will not be subject to any further withdrawal rights during the subsequent offering period. During the subsequent offering period, tendering holders of Royal Dutch NY Registry Shares will not have withdrawal rights, and Royal Dutch Shell will promptly accept for exchange any Royal Dutch NY Registry Shares tendered during the subsequent offering period at the same exchange ratio as in the Offer.

      If the number of Royal Dutch ordinary shares that have been validly tendered and not withdrawn represent at least 95% of the issued share capital of Royal Dutch that is outstanding, Royal Dutch Shell expects, but is not obligated, to initiate squeeze-out proceedings with a view to acquiring 100% of the outstanding share capital of Royal Dutch, in accordance with Article 2:92a of the Dutch Civil Code. To initiate squeeze-out proceedings, Royal Dutch Shell would have to issue a notice of summons in accordance with Dutch law. If Royal Dutch Shell is able to effectuate a squeeze-out, a Dutch court will determine the price paid for the Royal Dutch ordinary shares held by the minority Royal Dutch shareholders, and upon payment of such amount into a specified bank account (in accordance with the procedures prescribed by Dutch law), the Royal Dutch ordinary shares of the minority will transfer to Royal Dutch Shell by operation of law. The price determined by the Dutch court in squeeze-out proceedings may be higher or lower than the cash equivalent of the Royal Dutch Shell securities offered in exchange for the Royal Dutch ordinary shares.

      All Royal Dutch Shell ADSs will be issued in “uncertificated/book-entry” form as direct registration securities. If you wish to receive the Royal Dutch Shell ADSs in certificated form, you will need, upon receipt of a statement from the U.S. exchange agent that Class A ADSs have been issued as “uncertificated/book-entry” form as direct registration securities, to instruct JPMorgan Chase Bank, N.A., as depositary, in accordance with the instructions contained in such statement to issue certificates for the Royal Dutch Shell ADSs

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

      1. Guarantee Of Signatures. No signature guarantee is required on the Letter of Transmittal if (1) the Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this Instruction, includes any participant in the book-entry transfer facility’s systems whose name appears on a security position listing as the owner of such Royal Dutch NY Registry Shares) of Royal Dutch NY Registry Shares tendered therewith and such registered holder has not completed the box entitled “Special Issuance Instructions” on the Letter of Transmittal or (2) such Royal Dutch NY Registry Shares are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (such participant, an “eligible institution”). In all other cases, all signatures on the Letter of Transmittal must be guaranteed by an eligible institution. See Instruction 5.

      2. Requirements Of Tender. The Letter of Transmittal is to be completed by stockholders either (a) if Royal Dutch NY Registry Share Certificates are to be forwarded therewith or (b) unless an Agent’s Message (as defined below) is utilized, if delivery of Royal Dutch NY Registry Shares is to be made pursuant to the procedures for book-entry transfer set forth in “THE OFFER — Acceptance and Delivery of Securities” of the Prospectus. For a holder validly to tender Royal Dutch NY Registry Shares pursuant to the Offer, either (1) on or prior to the expiration date, (a) Royal Dutch NY Registry Share Certificates representing tendered Royal Dutch NY Registry Shares must be received by the U.S. exchange agent at one of its addresses set forth herein, or such Royal Dutch NY Registry Shares must be tendered pursuant to the book-entry transfer procedures set forth in “THE OFFER — Acceptance and Delivery of Securities” and a book-entry confirmation must be received by the U.S. exchange agent, (b) the Letter of Transmittal (or a facsimile hereof), properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message in connection with a book-entry transfer of Royal Dutch NY Registry Shares, must be received by the U.S. exchange agent at one of such addresses and (c) any other documents required by the Letter of Transmittal must be received by the U.S. exchange agent at one of such addresses or (2) the tendering stockholder must comply with “THE OFFER — Guaranteed Delivery Procedures” in the Prospectus.

      “Agent’s Message” means a message transmitted by the book-entry transfer facility to, and received by, the U.S. exchange agent and forming a part of a book-entry confirmation, that states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the Royal Dutch NY Registry Shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that Royal Dutch Shell may enforce such agreement against such participant.

      THE METHOD OF DELIVERY OF ROYAL DUTCH NY REGISTRY SHARE CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY, IS AT THE ELECTION AND SOLE RISK OF THE TENDERING STOCKHOLDER. ROYAL DUTCH NY REGISTRY SHARES WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE U.S. EXCHANGE AGENT (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). IF DELIVERY IS BY MAIL, REGISTERED MAIL, WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

      All questions as to validity, form and eligibility of any Royal Dutch NY Registry Share Certificate delivered hereunder will be determined by Royal Dutch Shell, in its sole discretion, and such determination shall be final and binding. Royal Dutch Shell reserves the right to waive any irregularities or defects in the surrender of any Royal Dutch NY Registry Shares evidenced by Royal Dutch NY Registry Share Certificate(s). A surrender of Royal Dutch NY Registry Shares will not be deemed to have been made until all irregularities have been cured or waived.

      No alternative, conditional or contingent tenders will be accepted and no fractional Royal Dutch NY Registry Shares will be exchanged. All tendering holders, by execution of the Letter of Transmittal (or a facsimile thereof), waive any right to receive any notice of the acceptance of their Royal Dutch NY Registry Shares for exchange. You will not receive the Royal Dutch Shell ADSs until the Royal Dutch NY Registry Share Certificate(s) evidencing the Royal Dutch NY Registry Shares owned by you are received by the U.S. exchange agent at the applicable address set forth above, together with such additional documents as the U.S. exchange agent or Royal Dutch Shell may require, and until the same are processed and exchanged by the U.S. exchange agent and accepted for exchange by Royal Dutch Shell.

      3. Inadequate Space. If the space provided on the Letter of Transmittal is inadequate, the certificate numbers and/or the number of Royal Dutch NY Registry Shares should be listed on a separate schedule attached thereto.

      4. Partial Tenders (Not Applicable To Stockholders Who Tender By book-entry transfer). If fewer than all the Royal Dutch NY Registry Shares evidenced by any certificate submitted are to be tendered, fill in the number of Royal Dutch NY Registry Shares that are to be tendered in the box entitled “Number of Shares Tendered”. In any such case, new certificate(s) for the remainder of the Royal Dutch NY Registry Shares that were evidenced by the old certificate(s) will be sent to the registered holder as soon as practicable after the acceptance for payment of, and payment for, the Royal Dutch NY Registry Shares tendered therewith. All Royal Dutch NY Registry Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated. In the event the Offer is abandoned prior to completion by Royal Dutch Shell pursuant to the terms and conditions set forth in the Prospectus, the U.S. exchange agent shall promptly return the Royal Dutch NY Registry Certificate(s) tendered therewith to the registered holder.

      5. Signatures On Letter Of Transmittal, Stock Powers And Endorsements. If the Letter of Transmittal is signed by the registered holder of the Royal Dutch NY Registry Shares tendered hereby, the signature must correspond with the name as written on the face of the certificate(s) without any change whatsoever.

      If any of the Royal Dutch NY Registry Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

      If any tendered Royal Dutch NY Registry Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

      If the Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to Royal Dutch Shell of their authority so to act must be submitted.

      When the Letter of Transmittal is signed by the registered holder(s) of the Royal Dutch NY Registry Shares listed and transmitted thereby, no endorsements of certificates or separate stock powers are required thereon with respect to such Royal Dutch NY Registry Shares unless certificates for Royal Dutch NY Registry Shares not tendered or accepted for exchange are to be issued to, a person other than the registered holder(s). Signatures on such certificates or stock powers must be guaranteed by an eligible institution.

      If the certificates for Royal Dutch NY Registry Shares are registered in the name of a person other than the signer of the Letter of Transmittal, or if certificates for Royal Dutch NY Registry Shares not tendered or not accepted for exchange are to be returned to a person other than the registered holder of the certificates surrendered, the tendered certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered holder or holders appear on the certificates, with the signatures on the certificates or stock powers guaranteed as aforesaid. See Instruction 1.

      6. Stock Transfer Taxes. It is not anticipated that any transfer taxes will be payable in connection with the issuance of Royal Dutch Shell ADSs in exchange for Royal Dutch NY Registry Shares evidenced by certificate(s). If, however, Royal Dutch Shell ADSs are to be issued to a person other than the registered holder of the Royal Dutch NY Registry Shares evidenced by certificate(s), the person signing in the Letter of Transmittal will need to (i) pay to the U.S. exchange agent any transfer or other taxes required by reason of the issuance and delivery of Royal Dutch Shell ADSs to a person other than the registered holder of the Royal Dutch NY Registry Shares evidenced by certificate(s), or (ii) establish, to the satisfaction of the U.S. exchange agent, that such taxes have been paid or not applicable.

      7. Special Delivery Instructions. If Royal Dutch Shell ADSs are to be issued in the name of the registered holder of the Royal Dutch NY Registry Shares evidenced by certificate(s) tendered with the Letter of Transmittal but statements in respect of such Royal Dutch Shell ADSs are to be mailed to an address different from the address set forth above, the “Special Delivery Instructions” box must be completed.

      8. Special Issuance Instructions. If Royal Dutch Shell ADSs are to be issued in the name(s) of (a) person(s) other than the registered holder(s) of the Royal Dutch NY Registry Shares evidenced by certificate(s) tendered with the Letter of Transmittal, the “Special Issuance Instructions” box must be duly completed, certificate(s) must be properly endorsed or be accompanied by an appropriate instrument(s) of transfer, properly executed by the registered holder(s), or the signature(s) to the endorsement or on the instrument of transfer must be guaranteed in the “Guarantee of Signature(s)” section of the Letter of Transmittal by an eligible institution that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc.

      9. Waiver Of Conditions. The following conditions, as set forth in “THE OFFER — Conditions to the Offer” in the Prospectus may not be waived: (i) prior to the expiration date of the offer, no notification shall have been received from the Dutch Authority for the Financial Markets that the offer has been made in conflict with Chapter IIA of the 1995 Securities Act in which case the admitted institutions of Euronext Amsterdam pursuant to section 32a of the 1995 Securities Decree would not be allowed to co-operate with the execution and settlement of the offer; (ii) the U.S. registration statements relating to Class A Shares and Royal Dutch Shell ADSs shall have become effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of those registration statements shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC and not concluded or withdrawn; and (iii) registration of the order sanctioning the Scheme of Arrangement by the Registrar of Companies in England and Wales. Subject to the requirements of Dutch tender offer regulations and U.S. federal securities laws and the written consent of Royal Dutch and The ‘Shell” Transport and Trading Company, p.l.c., Royal Dutch Shell reserves the right, at any time, and from time to time, to waive any of the other conditions to the Offer in any respect, by giving oral or written notice of the waiver to the Dutch exchange agent and the U.S. exchange agent and by making a public announcement.

      10. Requests For Assistance Or Additional Copies. Questions and requests for assistance may be directed to Georgeson Shareholder Services Inc. (the “Information Agent”) or to Citibank Global Market Inc. and Rothschild Inc (the “Dealer Managers”) at their respective addresses listed below. Additional copies of the Prospectus, the Letter of Transmittal, the Notice of Guaranteed Delivery and the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 may be obtained from the Information Agent or from brokers, dealers, banks, trust companies or other nominees.

      11. Lost, Destroyed Or Stolen Certificates. If any certificate representing Royal Dutch NY Registry Shares has been lost, destroyed or stolen, the stockholder should promptly notify the transfer agent for the Royal Dutch NY Registry Shares, JPMorgan Chase Bank, at 1-888-444-6789. The holder will then be instructed as to the steps that must be taken in order to replace the certificate. The Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.

      12. Direct Registration System. All Royal Dutch Shell ADSs will be issued to you in uncertificated, book-entry form as direct registration securities in your name (or your nominee’s name). As a holder of such securities, you will receive periodic statements issued by JPMorgan Chase Bank, N.A., in its capacity as depositary reflecting the number of Royal Dutch Shell ADSs you own, rather than physical certificates evidencing Royal Dutch Shell ADSs. If, instead of direct registration securities, you wish to receive certificated Royal Dutch Shell ADSs, you will need, upon receipt of a statement from the U.S. exchange agent that Royal Dutch Shell ADSs have been issued as “uncertificated/book-entry” form as direct registration securities, to instruct JPMorgan Chase Bank, N.A., as depositary, in accordance with the instructions contained in such statement to issue certificates for the Royal Dutch Shell ADSs.

      13. Guaranteed Delivery Procedures. The U.S. exchange agent has established procedures (the “Guaranteed Delivery Procedures”) pursuant to which Royal Dutch NY Registry Shares may be tendered to the U.S. exchange agent prior to the expiration date for the Offer in cases where Royal Dutch NY Registry Share Certificate(s) are not immediately available and all required documents cannot immediately be delivered to the U.S. exchange agent. As part of the Guaranteed Delivery Procedures, the U.S. exchange agent will require such holders to deliver, prior to the expiration date, a Notice of Guaranteed Delivery, substantially in the form made available by the U.S. exchange agent, guaranteed by an eligible institution, to the U.S. exchange agent and validly tender the Royal Dutch NY Registry Shares to the U.S. exchange agent within three (3) NYSE trading days after the date of delivery of the Notice of Guaranteed Delivery to the U.S. exchange agent.

      14. Procedures for Withdrawal. Tendering holders of Royal Dutch NY Registry Shares evidenced by Royal Dutch NY Registry Share Certificates may withdraw all or part of the Royal Dutch NY Registry Shares tendered by delivering a properly completed and duly executed notice of withdrawal to the U. S. exchange agent, at the applicable address set forth above, prior to the expiration date.

      IMPORTANT: IN ORDER FOR ROYAL DUTCH NY REGISTRY SHARES TO BE VALIDLY TENDERED PURSUANT TO THE OFFER, (1) ON OR PRIOR TO THE EXPIRATION DATE (A) THE LETTER OF TRANSMITTAL (OR A FACSIMILE HEREOF), PROPERLY COMPLETED AND DULY EXECUTED, TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, MUST BE RECEIVED BY THE U.S. EXCHANGE AGENT, OR IN THE CASE OF A BOOK-ENTRY TRANSFER OF ROYAL DUTCH NY REGISTRY SHARES, AN AGENT’S MESSAGE MUST BE RECEIVED BY THE U.S. EXCHANGE AGENT, (B) ANY OTHER DOCUMENTS REQUIRED BY THE LETTER OF TRANSMITTAL MUST BE RECEIVED BY THE U.S. EXCHANGE AGENT AND (C) EITHER ROYAL DUTCH NY REGISTRY SHARE CERTIFICATES REPRESENTING TENDERED ROYAL DUTCH NY REGISTRY SHARES MUST BE RECEIVED BY THE U.S. EXCHANGE AGENT OR SUCH ROYAL DUTCH NY REGISTRY SHARES MUST BE DELIVERED PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER AND A BOOK-ENTRY CONFIRMATION MUST BE RECEIVED BY THE U.S. EXCHANGE AGENT, OR (2) THE TENDERING STOCKHOLDER MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY.

The U.S. Exchange Agent for the Offer is:

JPMorgan Chase Bank, N.A.

By Mail:	By Hand or Overnight Delivery:
JPMorgan Chase Bank, N.A.	JPMorgan Chase Bank, N.A.
Attn: Equiserve Corporate Reorganization	Attn: Equiserve Corporate Reorganization
P.O. Box 859208	161 Bay State Road
Braintree, MA 02185-9208	Braintree, MA 02184

By Facsimile Transmission:

(For Eligible Institutions Only)
1(781) 380-3388

Confirmation Receipt of Facsimile by Telephone Only:

1(781) 843-1833 ext 200

Questions and requests for assistance may be directed to the Information Agent or the Dealer Manager at their respective addresses set forth below. Additional copies of the Prospectus, the Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Dealer Manager or the Information Agent. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

([] LOGO)

Georgeson Shareholder Communications Inc.

17 State Street
10th Floor
New York, NY 10004
U.S. Toll-Free No:1-877-278-6357
E-mails:shellinfo@gscorp.com

All Others Please Call Toll-free:

1(877) 278-4235

The Dealer Managers for the Offer are:

Citibank Global Markets Inc.

388 Greenwich Street
New York, New York 10013
USA
Tel: 1(800) 853-6881

Rothschild Inc.

1251 Avenue of the Americas
New York, New York 10020
USA
Tel: 1(800) 753-5151